Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478

HEALTHCARE TRUST OF AMERICA, INC. REPORTS FIRST QUARTER 2022 EARNINGS AND ANNOUNCES SECOND QUARTER 2022 DIVIDEND

Scottsdale, Arizona (May 5, 2022) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the three months ended March 31, 2022.
First Quarter 2022 Highlights:
•Reported net income attributable to common stockholders of $0.08 per diluted share.
•Reported Funds From Operations (“FFO”), as defined by NAREIT, of $0.40 per diluted share.
•Reported Normalized FFO of $0.44 per diluted share. This excludes normalizing adjustments totaling approximately $7.4 million consisting of the following:
◦Merger-related costs of $6.0 million including: (i) financial advisor fees of $3.8 million; (ii) legal fees of $1.8 million; (iii) merger and integration consulting fees of $0.3 million; and (iv) travel costs of $0.1 million;
◦Interest expense of $0.9 million related to amortization of bridge loan commitment fees; and
◦Other normalizing adjustments of $0.5 million including: (i) additional board meeting fees of $159,000; (ii) legal and professional fees related to the whistleblower investigation of $143,000; (iii) legal fees related to employee retention matters of $131,000; and (iv) professional fees related to strategic review matters of $81,000.
•Reported Normalized FAD of $80.3 million.
•Reported Same-Property Cash Net Operating Income (“NOI”) growth of 0.8% compared to Q1 2021. The change in Same-Property Cash NOI from Q1 2021 to Q1 2022 was impacted by $1.1 million of increased platform operating expenses, resulting in a compression in rental margin of 0.8%. These expenses included increased accounting, labor and technology costs of approximately $0.3 million as well as increased engineering costs of approximately $0.4 million related primarily to compensation and outside vendor services.

Portfolio Performance
•As of March 31, 2022, our portfolio had a leased rate of 89.3% by gross leasable area (“GLA”) and an occupancy rate of 87.3% by GLA.
•During Q1 2022, HTA executed leases of 713 thousand square feet of GLA, including 202 thousand square feet of GLA in new leases and 511 thousand square feet of GLA in renewal leases. Re-leasing spreads were 3.0% and tenant retention for the Same-Property portfolio was 69% by GLA.

Investment Activity
•During Q1 2022, HTA closed on a $19 million medical office building totaling approximately 44,000 square feet of GLA located in the Tampa, Florida key market.
•In Q1 2022, we closed on the sale of a tenant purchase option transaction on a property located in Georgia for a gross sales price of approximately $26.8 million.
Capital Activity and Liquidity
•HTA ended Q1 2022 with total leverage of (i) 29.4%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 6.0x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”).
•HTA ended Q1 with total liquidity of $1.0 billion, inclusive of $1.0 billion available on our unsecured revolving credit facility and $10.9 million of cash and cash equivalents.

Transaction with Healthcare Realty Trust Incorporated
On February 28, 2022, HTA announced that it has agreed to enter into a strategic business combination with Healthcare Realty Trust Incorporated (NYSE:HR) (“Healthcare Realty” or “HR”). Subject to a favorable stockholder vote, upon the consummation of the merger, HTA stockholders would receive a total implied value of $35.08 per share comprised of a special cash dividend of $4.82 per share and a transaction exchange ratio of 1:1 based on HR’s unaffected price of $30.26 on February 24, 2022.
Upon the consummation of the merger, this transaction would bring together two of the largest owners of medical office buildings, creating the preeminent, pure-play medical office building REIT and positions the combined company to create long-term stockholder value. With 733 properties totaling 44 million square feet, the combined company would be the largest pure-play MOB REIT, with nearly double the square footage of the next largest MOB portfolio. The combined company will have a pro forma equity market capitalization of approximately $11.6 billion and a total enterprise value of $17.6 billion based on the implied values at market close on February 24, 2022.
The special cash dividend as described above is expected to be financed through a combination of joint venture transactions and asset sales. As of April 29, 2022, HTA and HR have received letters of intent from, and are in advanced negotiations with, three institutional investors for a combination of joint venture and asset sales totaling $1.7 billion at a weighted average cap rate of 4.8%. Net proceeds from these transactions are expected to be approximately $1.6 billion. The transactions may occur in separate tranches, with the initial transactions expected to close prior to the vote on the merger by HTA and HR stockholders and the remainder to be completed on or around the closing date of the merger. These transactions are subject to execution of definitive documentation and customary closing conditions.
Additionally, HTA and HR have secured initial commitments for amended and restated credit facilities for the combined company, including the following:
•a $1.5 billion revolving credit facility;
•$1.5 billion of term loans, including $650 million of new capacity; and
•a $1.1 billion asset sale term loan to replace the transaction bridge loan commitment and to backstop the $1.1 billion special cash dividend to HTA shareholders, if needed, depending on the timing of asset sales and joint ventures.
On May 2, 2022, HTA and HR filed a Form S-4 Registration Statement with the SEC in connection with the contemplated merger.
In light of its pending merger transaction with HR, HTA will not provide earnings guidance for 2022 and will not host a conference call or webcast in connection with Q1 2022 financial results.

Second Quarter 2022 Dividend
HTA’s regular quarterly dividends are expected to continue under the terms of merger agreement. On May 5, 2022, HTA’s Board of Directors announced a quarterly dividend of $0.325 per share of common stock. The dividend will be paid on July 15, 2022 to stockholders of record on July 6, 2022, and is not deemed to be a component of the special cash dividend of $4.82 described above. In the event the merger transaction with HR closes prior to the record date, the quarterly dividend will be pro-rated, pursuant to the terms of the merger agreement, and will be paid on the business day prior to the effective date of the transaction to stockholders of record three business days before the payment date.
Additionally, the eligible holders of HTA’s operating partnership units (“OP Units”) will receive a quarterly OP Unit distribution, which is on par with HTA’s common stock dividend described above. In addition, holders of HTA’s OP Units will receive a corresponding special distribution of $4.82 per share pursuant to the terms of the merger agreement.

About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of MOBs in the United States, with assets comprising approximately 26.0 million square feet of GLA, and with $7.8 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which generally translates to superior demographics, highly-educated graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. We believe this drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level.
Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index, since inception. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn and Twitter.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: our ability to consummate the proposed merger transaction with Healthcare Realty on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed merger transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive merger agreement relating to the proposed merger transaction; risks related to diverting the attention of HTA and HR management from ongoing business operations; failure to realize the expected benefits of the proposed merger transaction; significant transaction costs and/or unknown or inestimable liabilities; the risk of stockholder litigation in connection with the proposed merger transaction, including resulting expense or delay; the risk that HTA’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the ability to obtain the expected financing to consummate the proposed merger transaction; risks related to future opportunities and plans for HTA, including the uncertainty of expected future financial performance and results of the combined company following completion of the proposed merger transaction; effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the proposed merger transaction on the market price of HTA’s or HR’s common stock; the possibility that, if the combined company does not achieve the perceived benefits of the proposed merger transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of HTA’s common stock could decline; general adverse economic and local real estate conditions; changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the US; policies and guidelines applicable to REITs; the availability of properties to acquire; the availability of financing; pandemics and other health concerns, and the measures intended to prevent their spread, including the currently ongoing COVID-19 pandemic; and the potential material adverse effect these matters may have on our business, results of operations, cash flows and financial condition. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our 2021 Annual Report on Form 10-K and in our filings with the SEC.

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Real estate investments:
Land	$644,194	$640,382
Building and improvements	6,744,865	6,688,516
Lease intangibles	393,756	404,714
Construction in progress	15,673	32,685
	7,798,488	7,766,297
Accumulated depreciation and amortization	(1,650,257)	(1,598,468)
Real estate investments, net	6,148,231	6,167,829
Assets held for sale, net	—	27,070
Investment in unconsolidated joint venture	62,454	62,834
Cash and cash equivalents	10,944	52,353
Restricted cash	4,478	4,716
Receivables and other assets, net	350,781	334,941
Right-of-use assets - operating leases, net	228,009	229,226
Other intangibles, net	10,011	10,720
Total assets	$6,814,908	$6,889,689
LIABILITIES AND EQUITY
Liabilities:
Debt	$3,053,884	$3,028,122
Accounts payable and accrued liabilities	159,659	198,078
Liabilities of assets held for sale	—	262
Derivative financial instruments - interest rate swaps	—	5,069
Security deposits, prepaid rent and other liabilities	78,771	86,225
Lease liabilities - operating leases	196,226	196,286
Intangible liabilities, net	30,001	31,331
Total liabilities	3,518,541	3,545,373
Commitments and contingencies
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 229,076,322 and 228,879,846 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	2,291	2,289
Additional paid-in capital	5,180,579	5,178,132
Accumulated other comprehensive income (loss)	1,727	(7,041)
Cumulative dividends in excess of earnings	(1,971,904)	(1,915,776)
Total stockholders’ equity	3,212,693	3,257,604
Non-controlling interests	83,674	86,712
Total equity	3,296,367	3,344,316
Total liabilities and equity	$6,814,908	$6,889,689

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenues:
Rental income	$200,243	$191,350
Interest and other operating income	1,759	143
Total revenues	202,002	191,493
Expenses:
Rental	65,884	59,579
General and administrative	12,448	10,560
Merger-related costs	6,018	—
Transaction	144	96
Depreciation and amortization	75,386	76,274
Interest expense	23,940	22,986
Total expenses	183,820	169,495
Loss on sale of real estate, net	(4)	—
Income from unconsolidated joint venture	400	392
Other income	88	3
Net income	$18,666	$22,393
Net income attributable to non-controlling interests	(351)	(363)
Net income attributable to common stockholders	$18,315	$22,030
Earnings per common share - basic:
Net income attributable to common stockholders	$0.08	$0.10
Earnings per common share - diluted:
Net income attributable to common stockholders	$0.08	$0.10
Weighted average common shares outstanding:
Basic	228,978	218,753
Diluted	233,046	222,268
Dividends declared per common share	$0.325	$0.320

HEALTHCARE TRUST OF AMERICA, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$18,666	$22,393
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,009	71,671
Share-based compensation expense	2,025	3,337
Income from unconsolidated joint venture	(400)	(392)
Distributions from unconsolidated joint venture	785	785
Loss on sale of real estate, net	4	—
Changes in operating assets and liabilities:
Receivables and other assets, net	(3,229)	2,275
Accounts payable and accrued liabilities	(34,131)	(27,613)
Security deposits, prepaid rent and other liabilities	(5,421)	(7,103)
Net cash provided by operating activities	49,308	65,353
Cash flows from investing activities:
Investments in real estate	(19,094)	(30,472)
Development of real estate	(10,372)	(17,096)
Proceeds from the sale of real estate	26,791	—
Capital expenditures	(28,560)	(28,931)
Collection of real estate notes receivable	—	200
Loan origination fees	325	—
Advances on real estate notes receivable	(2,270)	—
Net cash used in investing activities	(33,180)	(76,299)
Cash flows from financing activities:
Borrowings on unsecured revolving credit facility	75,000	15,000
Payments on unsecured revolving credit facility	(50,000)	(15,000)
Deferred financing costs	(5,355)	—
Repurchase and cancellation of common stock	(1,641)	(3,248)
Dividends paid	(74,377)	(70,000)
Distributions paid to non-controlling interest of limited partners	(1,402)	(1,485)
Net cash used in financing activities	(57,775)	(74,733)
Net change in cash, cash equivalents and restricted cash	(41,647)	(85,679)
Cash, cash equivalents and restricted cash - beginning of period	57,069	118,765
Cash, cash equivalents and restricted cash - end of period	$15,422	$33,086

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Net income	$18,666	$22,393
General and administrative expenses	12,448	10,560
Merger-related costs	6,018	—
Transaction expenses	144	96
Depreciation and amortization expense	75,386	76,274
Interest expense	23,940	22,986
Loss on sale of real estate, net	4	—
Income from unconsolidated joint venture	(400)	(392)
Other income	(88)	(3)
NOI	$136,118	$131,914
NOI percentage growth	3.2%

NOI	$136,118	$131,914
Straight-line rent adjustments, net	(2,828)	(3,774)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(407)	(475)
Notes receivable interest income	(1,660)	(6)
Cash NOI	$131,223	$127,659
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(6,280)	(2,180)
Redevelopment Cash NOI	(2,105)	(2,650)
Intended for sale Cash NOI	(5,408)	(6,280)
Same-Property Cash NOI (1)	$117,430	$116,549
Same-Property Cash NOI percentage growth	0.8%

(1) Same-Property includes 424 buildings for the three months ended March 31, 2022 and 2021, respectively.

NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense; (vi) gain or loss on sales of real estate and corporate assets; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; (iii) notes receivable interest income; and (iv) other normalizing adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.

To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(Unaudited and in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net income attributable to common stockholders	$18,315	$22,030
Depreciation and amortization expense related to investments in real estate	74,799	75,331
Loss on sale of real estate, net	4	—
Proportionate share of joint venture depreciation and amortization	488	488
FFO attributable to common stockholders	$93,606	$97,849
Transaction expenses	144	96
Merger-related costs (1)	6,018	—
Commitment fee amortization (2)	892	—
Non-controlling income from OP units included in diluted shares	351	363
Other normalizing adjustments (3)	514	—
Normalized FFO attributable to common stockholders	$101,525	$98,308
Non-cash compensation expense	2,024	3,337
Straight-line rent adjustments, net	(2,828)	(3,774)
Amortization of (below) and above market leases/leasehold interests and corporate assets, net	196	621
Amortization of deferred financing costs and debt discount/premium, net (4)	1,223	1,164
Recurring capital expenditures, tenant improvements and leasing commissions	(21,855)	(10,898)
Normalized FAD attributable to common stockholders	$80,285	$88,758

Net income attributable to common stockholders per diluted share	$0.08	$0.10
FFO adjustments per diluted share, net	0.32	0.34
FFO attributable to common stockholders per diluted share	$0.40	$0.44
Normalized FFO adjustments per diluted share, net	0.04	0.00
Normalized FFO attributable to common stockholders per diluted share	$0.44	$0.44

Weighted average diluted common shares outstanding	233,046	222,268
(1) For the three months ended March 31, 2022, merger-related costs include the following: (i) financial advisor fees of $3.8 million; (ii) legal fees of $1.8 million; (iii) merger and integration consulting fees of $0.3 million; and (iv) travel costs of $0.1 million.
(2) For the three months ended March 31, 2022, commitment fee amortization relates to commitment fees on the $1.7 billion bridge loan financing commitment secured in connection with the contemplated merger transaction with HR.
(3) For the three months ended March 31, 2022, other normalizing adjustments include the following: (i) additional board meeting fees of $159,000; (ii) legal and professional fees related to the whistleblower investigation of $143,000; (iii) legal fees related to employee retention matters of $131,000; and (iv) professional fees related to strategic review matters of $81,000.
(4) For the three months ended March 31, 2022, amortization of deferred financing costs does not include amortization of commitment fees on the $1.7 billion bridge loan financing commitment secured in connection with the contemplated merger transaction with HR.

HTA computes FFO in accordance with the current standards established by NAREIT. FFO is defined as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and corporate assets and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-controlling income or loss from OP Units included in diluted shares; and (iv) other normalizing adjustments, which include items that are unusual and infrequent in nature. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs.

HTA also computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.
HTA presents these non-GAAP financial measures because it considers them important supplemental measures of its operating performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. These non-GAAP financial measures should not be considered as alternatives to net income or loss attributable to common stockholders (computed in accordance with GAAP) as indicators of its financial performance. FFO and Normalized FFO is not indicative of cash available to fund cash needs. These non-GAAP financial measures should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
NET DEBT TO ADJUSTED EBITDAre
(Unaudited and in thousands)

Three Months Ended
March 31, 2022
Net income	$18,666
Interest expense	23,940
Depreciation and amortization expense	75,386
Loss on sale of real estate, net	4
Proportionate share of joint venture depreciation and amortization	488
EBITDAre	$118,484
Transaction expenses	144
Merger-related costs (1)	6,018
Non-cash compensation expense	2,024
Other normalizing adjustments (2)	514
Pro forma impact of investments/dispositions	(40)
Pro forma impact of developments	41
Adjusted EBITDAre	$127,185

Adjusted EBITDAre, annualized	$508,740

As of March 31, 2022:
Debt	$3,053,884
Less: cash and cash equivalents	10,944
Net Debt	$3,042,940

Net Debt to Adjusted EBITDAre	6.0x
(1) For the three months ended March 31, 2022, merger-related costs include the following: (i) financial advisor fees of $3.8 million; (ii) legal fees of $1.8 million; (iii) merger and integration consulting fees of $0.3 million; and (iv) travel costs of $0.1 million.
(2) For the three months ended March 31, 2022, other normalizing adjustments include the following: (i) additional board meeting fees of $159,000; (ii) legal and professional fees related to the whistleblower investigation of $143,000; (iii) legal fees related to employee retention matters of $131,000; and (iv) professional fees related to strategic review matters of $81,000.

As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate and corporate assets; and (vi) the proportionate share of joint venture depreciation and amortization.
Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined above) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing adjustments. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt.